Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated November 9, 2004) pertaining to the Cooper Industries, Inc. Amended and Restated Stock Incentive Plan of our report dated March 4, 2004, with respect to the consolidated financial statements of Cooper Industries, Ltd., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Houston, Texas
November 4, 2004